UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2024

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 17, 2024, the Board of Directors of Herbalife Ltd. (the “Company”) approved an internal restructuring plan designed to bring leadership closer to the Company’s markets and to accelerate productivity. The Company intends to implement actions throughout 2024 to streamline its employee structure. The Company expects to recognize at least $60 million of pre-tax expenses in 2024 related to the restructuring, which is primarily related to severance costs.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2024, Alex Amezquita ceased to serve as the Company’s Chief Financial Officer but will continue to serve as an employee of the Company.

On March 17, 2024, John DeSimone was appointed as the Company’s Chief Financial Officer.

Mr. DeSimone, 57, has served as a Special Advisor to the CEO since August 2023. Mr. DeSimone previously served as the Company’s Chief Strategic Officer from February 2023 until August 2023 and the Company’s Executive Vice Chairman from August 2022 until February 2023. Mr. DeSimone also served as the Company’s President from March 2020 until August 2022 and the Company’s Co-President and Chief Strategic Officer from May 2018 until March 2020. Previous to such roles, Mr. DeSimone served as the Company’s Chief Financial Officer from January 2010 until May 2018. Mr. DeSimone joined the Company in November 2007 as Senior Vice President, Corporate Financial Planning and Analysis and was promoted to the position of Senior Vice President, Finance & Distributor Operations in January 2009. Mr. DeSimone received his Bachelor of Science in Business Administration from Bryant College (now known as Bryant University).

Item 7.01 Regulation FD Disclosure.

On March 20, 2024, the Company issued a press release announcing certain information regarding guidance for first quarter and full-year 2024 results, as well as the restructuring and change in Chief Financial Officer discussed above, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Herbalife Ltd. on March 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

March 20, 2024	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary